UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Supplemental Agreement (as defined below) set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Polaris Industries Inc., a Minnesota corporation (the “Company”), is a party to a Master Note Purchase Agreement dated as of December 13, 2010 with the purchasers listed in Schedule A thereto (the “Master Note Purchase Agreement”).  On December 19, 2013, the Company entered into a First Supplement to Master Note Purchase Agreement (the “Supplemental Agreement”) by and among the Company, ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, Reliastar Life Insurance Company of New York, Security Life of Denver Insurance Company, The Northwestern Mutual Life Insurance Company, MetLife Alico Life Insurance K.K., Allianz Global Risk US Insurance Company, Fireman’s Fund Insurance Company, American United Life Insurance Company, and The Phoenix Insurance Company (collectively, the “Purchasers”).  Pursuant to the Supplemental Agreement, the Company issued $100,000,000 aggregate principal amount of its 3.13% Senior Notes, Series 2013, due December 21, 2020 (collectively, the “Notes”) to the Purchasers on December 19, 2013.  No principal payments are due on the Notes until maturity.  Interest payments on the Notes are due semi-annually.

The Notes are unsecured obligations of the Company and rank pari passu in right of payment with all of the Company’s other unsecured senior debt.  The Company may at any time prepay all or any portion of the Notes; provided that such portion is at least $1,000,000.  In the event of a prepayment, the Company will pay an amount equal to 100% of the principal amount so prepaid, plus a make-whole premium.

The Supplemental Agreement incorporates by reference covenants included in the Master Note Purchase Agreement that restrict the Company’s ability to, among other things, transfer or sell assets, incur additional priority debt, create liens or engage in mergers or consolidations.  The Company must also comply with leverage and interest coverage ratios as set forth in the Master Note Purchase Agreement and incorporated by reference into the Supplemental Agreement.  The covenants in the Master Note Purchase Agreement are comparable to the covenants in the Company’s existing senior credit agreement.

The Supplemental Agreement also incorporates by reference certain events of default included in the Master Note Purchase Agreement.  Upon the occurrence of certain bankruptcy or insolvency events, all outstanding Notes will automatically become immediately due and payable.  Upon the occurrence of payment events of default, any holder of the Notes may declare all Notes held by that holder to be immediately due and payable.  Upon the occurrence of other events of default, a majority in principal amount of the Notes may declare all of the Notes immediately due and payable.  The Company’s obligations with respect to the Supplemental Agreement and the Notes issued thereunder will be guaranteed by those of its subsidiaries that also guarantee indebtedness under the Company’s senior credit agreement.

The foregoing description of the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

4.1	First Supplement to Master Note Purchase Agreement by and among Polaris Industries Inc. and the purchasers party thereto, dated December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 19, 2013

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone
Michael W. Malone
Vice President - Finance and
Chief Financial Officer

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